EXHIBIT 99.1

Quadvest Fair Market Value Determination Received; On Track for Mid-2026 Close

SAN JOSE, Calif. — December 29, 2025 — H2O America (NASDAQ: HTO) today announced that its regulated Texas water and wastewater utility, The Texas Water Company (TWC), received the appraised fair market values (FMV) from the three Public Utility Commission of Texas (PUCT)-appointed appraisers for the assets of Quadvest LP, a regulated investor-owned water and wastewater utility operating in the Houston metro area. In accordance with Texas’ FMV statute, the purchase price of $483.6 million will serve as the ratemaking rate base.

“We appreciate the hard work of all parties involved during the appraisal process,” said Aundrea Williams, President of TWC. “We believe the FMV determination supports our previously communicated benefits of the transaction.”

TWC plans to file the Sale-Transfer-Merger (STM) application with the PUCT by mid-January to request approval of TWC’s acquisition of the Quadvest LP assets and certification of the value of the rate base.

We continue to anticipate closing the Quadvest acquisition by mid-2026.

About H2O America
H2O America is among the largest investor-owned pure-play water and wastewater utilities in the United States, providing life-sustaining and high-quality water service to over 1.6 million people. H2O America’s locally led and operated water utilities - San Jose Water Company in California, The Connecticut Water Company in Connecticut, The Maine Water Company in Maine, and SJWTX, Inc. (dba The Texas Water Company) in Texas - possess the financial strength, operational expertise, and technological innovation to safeguard the environment, deliver outstanding service to customers, and provide opportunities to employees. H2O America remains focused on investing in its operations, remaining actively engaged in its local communities, and delivering continued sustainable value to its stockholders. For more information about H2O America, please visit www.h2o-america.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws relating to future events and future results of H2O America and its subsidiaries that are based on current expectations, estimates, forecasts, and projections about H2O America and its subsidiaries and the industries in which H2O America and its subsidiaries operate and the beliefs and assumptions of the management of H2O America. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “estimates,” “anticipates,” “intends,” “seeks,” “plans,” “projects,” “may,” “should,” “will,” “approximately,” “strategy,” or the negative of those words or other comparable terminology. These forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.
The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risks associated with the proposed transactions with Quadvest, including, the risk of the proposed transactions not closing on the anticipated timeline, or at all, the ability to obtain required regulatory approvals, and the ability to successfully integrate Quadvest’s operations and realize the projected financial and other benefits of the proposed transactions; (2) the effect of water, utility, environmental and other governmental policies and regulations, including regulatory actions concerning rates, authorized return on equity, authorized capital structures, capital expenditures, PFAS and other decisions; (3) changes in demand for water and other services; (4) unanticipated weather conditions and changes in seasonality including those affecting water supply and customer usage; (5) the effect of the impact of climate change; (6) unexpected costs, charges or expenses; (7) our ability to successfully evaluate investments in new business and growth initiatives; (8) contamination of our water supplies and damage or failure of our water equipment and infrastructure; (9) the risk of work stoppages, strikes and other labor-related actions; (10) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, hurricanes, terrorist acts, physical attacks, cyber-attacks, epidemic, or similar occurrences; (11) changes in general economic, political, legislative, business and financial market conditions; and (12) the ability to obtain financing on favorable terms, or at all (including the financing for the proposed transactions with Quadvest in a timely manner), which can be affected by various factors, including credit ratings, changes in interest rates, compliance with regulatory requirements, compliance with the terms and conditions of our outstanding indebtedness, and general market and economic conditions. The risks, uncertainties and other factors may cause the actual results, performance or achievements of H2O America to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

H2O America Contacts:
Ann P. Kelly
Chief Financial Officer and Treasurer
408.385.4752
Ann.Kelly@H2O-America.com

Jonathan Reeder
Senior Director of Treasury and Investor Relations
475.414.1034
Jonathan.Reeder@H2O-America.com

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